Exhibit 10.3

FIRST AMENDMENT TO

SEPARATION AGREEMENT

                This First Amendment to Separation Agreement (this “Amendment”) is made effective as of March 9, 2006, and is entered into by and between Allos Therapeutics, Inc., a Delaware corporation (the “Company”), and Michael E. Hart (“Executive” and, together with the Company, the “Parties”).

RECITALS

                WHEREAS, the Company and Executive are parties to that certain Separation Agreement dated March 3, 2006 (the “Separation Agreement”);

                WHEREAS, in connection with Executive’s resignation as President, Chief Executive Officer and Chief Financial Officer of the Company, the Parties desire to amend the Separation Agreement to provide Executive with certain outplacement assistance.

                NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.                                       All capitalized terms used but not defined herein shall have the meanings assigned to them in the Separation Agreement.

2.                                       Section 2 of the Separation Agreement is hereby amended by adding a new paragraph (g) as follows:

                (g)           Outplacement Assistance.  For a period of twelve months following the Separation Date or the Early Separation Date, Executive shall receive outplacement assistance services from an outplacement agency selected by Executive and the Company shall pay all costs of such services; provided that such costs shall not exceed $20,000 in the aggregate.

3.                                       Except as set forth above, the Separation Agreement shall remain in full force and effect in accordance with its terms.

5.                                       This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

6.                                       This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such state.

7.                                       This Amendment shall be effective upon its execution by each of the Company and Executive.

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                IN WITNESS WHEREOF, the parties have executed this First Amendment to Separation Agreement effective as of the date and year first written above.

/s/ Michael E. Hart
Michael E. Hart

ALLOS THERAPEUTICS, INC.

By:	/s/ Stephen J. Hoffman
Name:	Stephen J. Hoffman
Title:	Chairman